UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Bank Street, 12th Floor

White Plains, NY 10606

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 286-6800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2014, Fifth Street Finance Corp. (the “Company”) jointly held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) with Fifth Street Senior Floating Rate Corp. At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the joint proxy statement of the Company and Fifth Street Senior Floating Rate Corp. dated January 31, 2014. As of January 14, 2014, the record date, 139,137,757 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders elected three directors of the Company, each of whom will serve until the 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Ivelin M. Dimitrov	42,808,078	6,731,150	468,211	61,827,170
Brian S. Dunn	47,706,773	1,854,295	446,371	61,827,170
Byron J. Haney	47,077,309	2,487,150	442,980	61,827,170

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, as set forth below:

Votes For	Votes Against	Abstain
110,293,059	1,032,055	509,495

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2014	FIFTH STREET FINANCE CORP.

	By:	/s/ David H. Harrison
	Name:	David H. Harrison
	Title:	Chief Compliance Officer